FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
ANNOUNCES 4TH QUARTER AND 2007
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, February 5, 2008 – Genuine Parts Company (NYSE: GPC) plans to release Fourth Quarter and Year-End Earnings on February 19, 2008. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. You are invited to join the call, which will be hosted by Tom Gallagher, Chairman, President and CEO, and Jerry Nix, Vice Chairman and CFO. The public may access the call by dialing 877-422-4780 and using the conference ID 33880448. If you are unable to participate during the call, a replay of the call will be available at 800-642-1687 (conference ID 33880448) until 12:00 a.m. Eastern time on March 5, 2008.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and in Canada and Mexico.